TRUST AGREEMENT

This Trust Agreement entered into this 20th day of June, 2007 between CARL WORBOYS ("Trustee"), an attorney licensed to practice law in the state of New York and EASTERN ENVIRONMENT SOLUTIONS CORP. (formerly known as USIP.COM, INC.) ("EESC"), a Nevada corporation, for the benefit of and the shareholders of EESC as of August 24, 2006 (the "Shareholders").

WHEREAS, Datone, Inc. ("Datone") is a wholly-owned subsidiary of EESC.

WHEREAS, the Board of Directors had voted to distribute all the shares of common stock of Datone, Inc. (the "Shares") to the Shareholders.

WHEREAS, in order to distribute such shares Datone will be required to file a registration statement with the United States Securities and Exchange Commission ("SEC").

WHEREAS, no such registration statement has been filed and the parties desire that the Shares be held by the Trustee pending the approval of the registration statement by the SEC and pending the ultimate distribution of Shares to the Shareholders.

NOW, THEREFORE, the parties hereto agree as follows:

1. EESC agrees to deliver the Shares to the Trustee and the Trustee, hereby agrees to act as trustee for the Shareholders and to hold the Shares for the benefit of the Shareholders.

2. EESC hereby unequivocally and irrevocably conveys, transfers and assigns to Trustee and Trustee hereby accepts the Shares on behalf of the Shareholders and undertakes to hold such Shares in trust and for the benefit of the Shareholders pursuant to the terms hereof pending their final distribution to the Shareholders.

3. During the period the Shares are held in trust (the "Holding Period"), no transfer, sale, conveyance, assignment or any encumbrance whatsoever of the Shares by the Trustee shall be made without the written consent of all the Shareholders.

4. During the Holding Period, all voting and ownership rights respecting the Shares shall remain with the Shareholders and the Trustee shall hold the Shares beneficially for the benefit of the Shareholders.

5. When the Trustee is notified in writing by an authorized officer of Datone and has independently verified that all requirements for distribution of the Shares have been fulfilled, in particular, when Datone has received a Notice of Effectiveness of its registration statement, the Trustee shall deliver the Shares to Holladay Stock Transfer, Inc., located in Scottsdale, Arizona for distribution to the Shareholders. Thereafter, all responsibilities of the Trustee and this Trust Agreement shall cease.

6. In performing any of his duties hereunder, the Trustee shall not incur any liability to EESC for damages, losses or expenses except for default or negligence, and he shall accordingly not incur any such liability with respect to: (i) any action taken or remitted in good faith, or (ii) to any action taken or omitted in reliance upon any instrument, as to its due execution, and the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein provided such action or omission was taken in the reasonable exercise of his duty of care.

7. EESC jointly and severally agree to indemnify and hold harmless the Trustee against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and counsel fees and disbursements, which may be imposed upon Trustee hereunder or in the performance of his duties hereunder, including any litigation arising from this agreement or involving the subject matter hereof or the Shares deposited hereunder.

8. If the Trustee shall be uncertain as to the Trustee's duties or rights under the provisions of this Trust Agreement or in the event of any dispute between the parties hereto or any third party claiming beneficiary status under this Trust Agreement, Trustee may submit this matter to any court of competent jurisdiction in an interpleader or similar action. Without limiting the generality of the foregoing, if the Trustee shall be uncertain as to his duties or rights hereunder, and he shall receive any notice, advice, schedule, report, certificate, direction or document for any person or entity with respect to the shares held in trust or this Trust Agreement, which in the opinion of Trustee is in conflict with any of the provisions of this Trust Agreement, or shall be advised that a dispute has arisen with respect to the ownership for right of possession of the Shares, or any part thereof, Trustee shall be entitled, without liability to the Shareholders, to refrain from taking any action other than to exercise its best efforts to maintain the Shares until he shall be directed otherwise in writing by an order, decree, or judgment of a court of competent jurisdiction.

9. The Trustee shall not be responsible for the genuineness of any certificate or signature, and may rely exclusively upon and shall not incur any liability by acting in reliance upon any notice, affidavit, request, consent or other instrument believed by the Trustee to be genuine and otherwise duly authorized and properly made.

10. This Trust Agreement shall be governed by and construed in accordance with the laws of the state of New York.

11. This Agreement may be executed in several counterparts or by separate instruments, all of such counterparts and instruments shall constitute one agreement, binding on all the parties hereto.

12. This Agreement constitutes the entire Trust Agreement between the parties hereto with respect to the subject matter hereof, supersedes all prior agreements and understandings, written or oral, with the parties in connection therewith.

IN WITNESS WHEREOF, the parties hereto have executed this Trust Agreement on the date and year first above written.

EASTERN ENVIRONMENT SOLUTIONS, CORP.

By :_______________________________
Authorized Officer

TRUSTEE:

____
Carl Worboys